Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-273180 and 333-273180-01 on Form F-3 of our report dated August 9, 2022, relating to the financial statements of CDK Global, Inc., appearing in the Current Report on Form 6-K of Brookfield Business Partners L.P. and Brookfield Business Corporation filed on July 7, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

September 8, 2023